Exhibit 3.16

OPERATING AGREEMENT

OF

CHAPARRAL STEEL HOLDINGS, LLC

(a Delaware Limited Liability Company)

THIS OPERATING AGREEMENT (this “Agreement”) of Chaparral Steel Holdings, LLC (the “Company”), dated as of June 17, 2005, is executed, agreed to and adopted by Chaparral Steel Investments, Inc, a Delaware corporation (“Investments”), the sole member hereof, and the Company.

RECITALS

WHEREAS, on June 17, 2005, Chaparral Steel Holdings, Inc., a Delaware corporation (“Other Entity”), converted into Company pursuant to Section 266 of the Delaware General Corporation Law (the “Conversion”); and

WHEREAS, immediately prior to Conversion, Investments was the owner of all the outstanding capital stock of Other Entity, and as a result of the Conversion became the sole member and owner of all the outstanding Membership Interests of Company, pursuant to terms set forth herein; and

NOW THEREFORE, for the good and valuable consideration set forth herein, the parties agree to the following terms and conditions:

ARTICLE I.

Formation of Limited Liability Company

Section 1.1 Formation. The Company has been formed as a Delaware limited liability company by the filing of a Certificate of Formation (the “Articles”) under and pursuant to the Delaware Limited Liability Company Act (such Act and any successor statute, as amended from time to time, being herein called the “Act”).

Section 1.2 Name. The name of the Company is “Chaparral Steel Holdings, LLC.” All Company business shall be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

Section 1.3 Purpose. The purpose for which the Company is organized is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

Section 1.4 Registered Office; Registered Agent; Principal Place of Business; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Articles or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Articles or such other person or persons as the Managers may designate from time to time in the manner provided by law. The principal place of business and mailing address of the Company shall be at the Managers’ discretion. The Managers, at any time and from time to time, may change the location of the Company’s principal place of business and may establish such additional place or places of business of the Company as the Managers shall determine to be necessary or desirable.

Section 1.5 Term. The Company shall commence on the date of filing of the Articles, and shall continue in existence for the period fixed in the Articles for the duration of the Company or such earlier time as this Agreement may specify.

Section 1.6 No State-Law Partnership. The Company shall not be considered a partnership (including, without limitation, a limited partnership) or joint venture, and, in the event there is more than one Member, no Member shall be a partner or joint venturer of the other Member for any purposes other than federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

Section 1.7 Title to Company Property. All assets and property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. All the Company’s assets and properties shall be recorded as the property of the Company on its books and records.

ARTICLE II.

Definitions and References

Section 2.1 Defined Terms. In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 2.1:

“Act” shall have the meaning assigned to such term in Section 1.1.

“Additional Contributions” shall have the meaning assigned to such term in Section 4.2.

“Articles” shall have the meaning assigned to such term in Section 1.1.

“Capital Account” shall have the meaning assigned to such term in Section 9.2.

“Capital Contributions” shall mean for any Member at the particular time in question the aggregate of the dollar amounts of any cash or the fair market value (or historical cost, if required by applicable accounting principles) of any property contributed to the capital of the Company, or, if the context in which such term is used so indicates, the dollar amounts of cash or the fair market value of any property agreed to be contributed, or requested to be contributed, by such Member to the capital of the Company.

“Company” shall mean Chaparral Steel Holdings, LLC., the Delaware limited liability company established pursuant to this Agreement.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 and any comparable successor statute or statues thereto, as amended from time to time.

“Manager” or “Managers” shall mean each of the initial managers as set forth in the Articles, this Agreement and any person selected as a Manager by the Members and serving as such in accordance with this Agreement.

“Member” or “Members” shall initially mean Chaparral Steel Investments, Inc., as the sole initial member hereof, but upon the admission of any other persons as members of the Company, it shall also mean any person hereafter admitted to the Company as a member as provided in this Agreement.

“Membership Interest” shall mean the interest of a Member in the equity of the Company stated as a percentage, and for all Members aggregating 100%.

“Person” or “persons” shall mean an individual, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate.

“Prime Rate” shall mean the prime rate in effect from time to time as published in The Wall Street Journal under the caption “Money Rates”; provided, however, that (i) in the event The Wall Street Journal shall publish a split prime rate, the lower of such prime rates shall apply, and (ii) in the event The Wall Street Journal shall cease publishing a prime rate, “Prime Rate” shall mean the prime rate or base rate in effect from time to time at Bank of America, N.A.

Section 2.2 References and Titles; Rules of Construction. All references in this Agreement to articles, sections, subsection and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires, (i) the use of the word “or” is not exclusive, (ii) pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, (iii) words in the singular form shall be construed to include the plural and vice versa, (iv) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles, and (v) reference to a person includes its successors and assigns and any person to whom the exercise of a right or the performance of an obligation hereunder has been delegated.

ARTICLE III

Members

Section 3.1 Members. The name and Membership Interest of the initial Member of the Company is as follows:

Member	Membership Interest
Chaparral Steel Investments, Inc.	100%

Section 3.2 Additional Members and Membership Interests. Additional persons may be admitted to the Company as Members and Membership Interests may be created and issued to such persons on such terms and conditions as the Managers shall determine and as shall be reflected in an appropriate amendment to this Agreement which is approved by all the Members.

Section 3.3 Liability of Member. No Member shall be liable for the debts, liabilities, contracts or other obligations of the Company except to the extent of any unpaid Capital Contributions such Member has agreed to make to the Company and such Member’s share of the assets (including undistributed revenues) of the Company; and in all events, a Member shall be liable and obligated to make payments of its Capital Contributions only as and when such payments are due in accordance with the terms of this Agreement. No Member shall be required to make any loans to the Company. The Company shall indemnify and hold harmless a Member in the event a Member becomes liable, notwithstanding the preceding sentence, for any debt, liability, contract or other obligation of the Company except to the extent expressly provided in the first sentence of this Section 3.3.

Section 3.4 Limitations on Members. Other than as specifically provided for in this Agreement or the Act, no Member shall: (i) be permitted to take part in the business or control of the business or affairs of the Company; (ii) have any voice in the management or operation of any

Company property; or (iii) have the authority or power to act as agent for or on behalf of the Company or any other Member, to do any act which would be binding on the Company or any other Member, or to incur any expenditures on behalf of or with respect to the Company.

ARTICLE IV.

Capitalization

Initial Contributions. Pursuant to the Conversion described in the Recitals herein, all contributions by Investments to the capital of the Other Entity are converted into and shall be deemed contributions to the capital of Company. Notwithstanding anything to the contrary herein, such initial Capital Contribution shall be the maximum contribution to the Company that such Member shall be required to make.

Section 4.1 Additional Capital Contributions. The Managers at any time and from time to time may request that the Members make additional Capital Contributions (“Additional Contributions”) to the capital of the Company. In no event shall the Members be required to make Additional Contributions.

Section 4.2 Advances by Members. If the Company does not have sufficient cash to pay its obligations or is otherwise in need of working capital, any Member that agrees to do so with the Managers’ consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.3 constitutes a loan from the Member to the Company and, unless otherwise agreed, shall bear interest from the date of the advance until the date of payment at a rate per annum equal to the Prime Rate at the date of the advance and shall not constitute a part of such Member’s Capital Contribution.

Section 4.3 Withdrawal and Return of Capital Contribution. No Member shall be entitled to (a) withdraw from the Company, (b) transfer or assign the Member’s interest in the Company except in accordance with Article VIII, or (c) the return of the Member’s Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or as expressly provided for in this Agreement. No interest shall accrue on any Capital Contributions.

ARTICLE V.

Allocations and Distributions

Section 5.1 Allocations of Profits and Losses. Except as may otherwise be required by applicable Treasury regulations (including Treasury regulations applicable to allocations attributable to Company indebtedness), all profits and losses and all related items of income, gain, loss, deduction, and credit of the Company shall be allocated, charged, or credited among the Members in accordance with their respective Membership Interests.

Section 5.2 Distributions. The Company may distribute funds to the Members at such times and in such amounts as the Managers shall determine to be appropriate. Except as provided in Section 5.3, any such distributions shall be made to each Member in accordance with each such Member’s Membership Interest at the time of the distribution with no priority as to any Member.

Section 5.3 Liquidating Distributions. Distributions made in the course of liquidating the Company shall be made in accordance with Section 10.2.

ARTICLE VI.

Meetings of Members

Section 6.1 Meetings. The Managers may call meetings of the Members at such times and locations and for such purposes as the Managers shall determine to be appropriate and in the best interests of the Company.

ARTICLE VII.

Management

Section 7.1 Management of the Company. Except to the extent otherwise provided for herein, the powers of the Company shall be exercised by and under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers of the Company. Notwithstanding the foregoing, the unanimous vote or consent of Members shall be required with respect to any of the following matters:

(a) Admission of a new Member;

(b) Dissolution of the Company; or

(c) Amendment of the Articles or this Agreement.

Section 7.2 Number and Qualifications of Managers.

(a) There shall be at least three (3) Manager of the Company, which number may be increased or decreased from time to time by resolution of the Managers. No decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. The initial Managers of the Company shall be the persons named in the Articles as the initial Managers. Immediately following the execution of this

Agreement, the initial managers shall be increased to three (3) and shall be Richard Fowler, John J. Koach, and James R. McCraw. In the event that any such person shall cease to serve as Manager for any reason, including resignation, removal, death or disability, the resulting vacancy shall be filled as provided in Section 7.3.

(b) Each Manager (whether an initial or successor Manager) shall cease to be a Manager upon the earliest to occur of the following events: (i) such Manager shall resign as a Manager, by giving notice of such resignation to the Members, (ii) such Manager shall be removed, with or without cause, by a majority in interest of the Members, or (iii) such Manager shall die or become permanently disabled (whether physically or mentally).

Section 7.3. Filling of Vacancies. Any vacancy occurring in the position of Manager may be filled by the Managers remaining in office or by a majority in interest of the Members.

Section 7.4 Place of Meetings. Meetings of the Managers, regular or special, shall be held at the principal office of the Company, or at such other place or places as shall be agreed upon by the Managers.

Section 7.5 Chairman of the Board of Managers. The Managers shall by majority vote elect one Manager to serve as Chairman of the Managers. The Chairman of the Managers shall preside at all meetings of the Managers and shall have such other powers and duties as usually pertain to such position or as may be delegated to him by the Managers. The Chairman of the Managers shall serve as such until the earlier of his death, resignation or removal from office by the Managers. In the event the individual ceases to serve as Chairman for any reason, the Managers shall elect a successor Chairman. In the absence of the Chairman at any meeting of the Managers, the other Managers present at such meeting shall designate a Manager to preside at such meeting.

Section 7.6 Regular Meetings. Regular meetings of the Managers shall be held no less than once per year at such times and places as may be fixed from time to time by the Managers. The Secretary of the Company shall cause notice of each regular meeting to be given to each Manager. Except as otherwise provided by the Act or the Articles, any and all business may be transacted at any regular meeting.

Section 7.7 Special Meetings. Special meetings of the Managers may be called by any two Managers by giving written notice thereof to the time, date and purpose or purposes of the proposed meeting, and it shall be given to the other Managers so that it is delivered no later than two (2) business days, and no earlier than sixty (60) calendar days, prior to the date of the meeting.

Section 7.8 Quorum of and Action by Managers.

(a) Quorum. At all meetings of the Managers, a majority of the Managers shall constitute a quorum for the transaction of business at any meeting of the Managers, and, except as so provided, the vote of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Managers. In the absence of a quorum, a majority of the Managers present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business that might have been transacted at the meeting as originally called may be transacted.

(b) Action. The act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers with respect to all matters.

(c) Notice. The Managers will promptly notify all Managers of any material actions taken at a meeting of the Managers and of any material developments in the Company’s business.

Section 7.9 Action by Unanimous Written Consent Without a Meeting. Any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting and without prior notice (except as provided below in this section), if all Managers shall have signed a consent or consents in writing, setting forth the action so taken, and such writings are filed with the minutes of proceedings of the Managers. A telegram, telex or similar transmission by a Manager, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Manager, shall be regarded as signed by the Manager for purposes of this Section 7.9.

Section 7.10 Telephone Meetings. Subject to the provisions of applicable law and this Agreement regarding notice of meetings, the Managers may participate in and hold a meeting of Managers by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7.10 all constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called or convened.

Section 7.11 Manager’s Compensation. The Members, acting by a majority in interest, shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid the Managers for their services. Nothing herein contained shall be construed to preclude a Manager from serving the Company in any other capacity and receiving proper compensation therefor.

Section 7.12 Time Devoted to Company. Each Manager shall devote such time to Company business as he deems necessary to manage and supervise Company business and affairs in an efficient manner; but nothing in this Agreement shall preclude the employment of any agent, third party or affiliate to manage or provide other services with respect to the Company’s assets or business as the Managers shall determine. Further, it is specifically understood and agreed that the Managers shall not be required to devote full time to Company business.

Section 7.13 Outside Activities. This Agreement shall not preclude or limit, in any respect, the right of the Managers to engage or invest, directly or indirectly, in any business activity or venture of any nature or description, including those that may be the same as or similar to the Company’s business and in direct competition therewith, or to invest in the same business activity or venture as those in which the Company has invested, and no Manager shall have any obligation to offer any such business activity or venture to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement or the relationship created hereunder, in such investments or to such other activities or ventures, and such activities or ventures, even if the same or directly competitive with the business of the Company, shall not be deemed wrongful or improper, manifestly unreasonable or a breach of any duty imposed on the Managers hereunder, the Act or other applicable law.

Section 7.14 Reimbursement of Managers. All direct costs and expenses incurred by a Manager as an individual in managing and conducting the business and affairs of the Company, including, without limitation, (i) all costs and expenses incurred in organizing the Company and in conducting any business activities of the Company, (ii) telephone and other office expenses, (iii) travel expenses and (iv) expenses incurred in providing or obtaining such other professional, technical administrative services and advice as the Manager may deem necessary or desirable, shall be paid or reimbursed by the Company as a Company expense provided such expenses comply with the reimbursement policies of the Company as established by the Managers.

Section 7.15 Liability of Manager. The Managers shall not be liable for the debts, liabilities, contracts or other obligations of the Company; provided, however, that a Manager shall be liable for any debts, liabilities, contracts or other obligations of the Company incurred or agreed to by such Manager without authorization.

Section 7.16 Standard of Care. In the performance of his duties under this Agreement, a Manager shall use his reasonable best efforts to conduct the business of the Company in a good and businesslike manner. Notwithstanding any provision of this Agreement to the contrary, however, a Manager shall not be held liable or responsible to the Company or the Members for any losses sustained or liabilities incurred, in connection with, or attributable to, errors in judgment, negligence, or other fault of such Manager, except that which is caused by his gross negligence or willful misconduct.

Section 7.17 Officers. The Managers may designate one or more individuals (who may or may not be a Manager, a Member, or a resident of the State of Delaware) to serve as officers of the Company, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Managers. Any officer may be removed by the Managers at any time, with or without cause. The term of an officer’s service, as well as the salary and other compensation, if any, to be paid an officer shall be determined by the Managers.

Section 7.18 Limitation on Authority. Other than as specifically provided for in this Agreement and applicable law, no Manager shall, solely as a result of his or her status as such: (i) have the authority or power to act as agent for or on behalf of the Company or any Member or other Manager, to do any act which would be binding on the Company or any Member or other Manager, or to incur any expenditures for or on behalf of the Company, or (ii) take any action inconsistent with the actions of the Managers taken in accordance with Section 7.8 of this Agreement.

ARTICLE VIII.

Certification and Assignment of Membership Interests

Section 8.1 Certificates. The Membership Interest shall be represented by certificates. Such certificate shall be in the form approved in the sole discretion of the Managers and may set forth designations with regard to class of interest, capital contribution, voting rights, and any other matter that the Managers deem appropriate. For purposes of providing for transfer of, perfection of a security interest in, and other relevant matters related to, a Membership Interest or other interest in the Company, each Membership Interest and other interest in the Company shall be deemed to be a “security” governed by Chapter 8 of the Uniform Commercial Code in effect in the State of Texas, Article 8 of the Uniform Commercial Code in effect in the State of Delaware and Chapter 8 or Article 8, as applicable, of the Uniform Commercial Code in effect in any other relevant jurisdiction.

Section 8.2 Lost Certificates. The Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the party claiming the certificate of Membership Interests to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Managers may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same and/or to give the Company a bond as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.3 Assignment by Members.

(a) Restrictions. No Member’s Membership Interest shall be assigned, mortgaged, pledged, subjected to a security interest or otherwise encumbered, in whole or in part, without the prior written consent of the other Members, the granting or denying of which shall be in such other Members’ sole discretion, and any attempt by a Member to assign its interest without such consent shall be void ab initio.

(b) Transfer of Membership Interests. Upon surrender to the Company or the transfer agent of the Company of a certificate for Membership Interests duly endorsed and accompanied by proper evidence of succession, assignment or authority to transfer pursuant to subparagraph (a), it shall be the duty of the Company to issue a new certificate to the party entitled thereto, cancel the old certificate and record the transaction upon its books.

(c) Registered Members. The Company shall be entitled to recognize the exclusive right of a party registered on its books as the owner of Membership Interests to receive distributions and to vote as such Member, and the Company shall not be bound to recognize any equitable or other claim to or interest in such Membership Interests on the part of any other party, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE IX.

Accounting and Banking

Section 9.1 Books and Records. The Managers shall maintain or cause the Company to maintain books and records as required by, and in accordance with, the Act, and such other books and records as the Members may reasonably request, including specifically accounting books. Such books shall be kept at the principal office of the Company and shall be maintained in accordance with the terms of this Agreement. The fiscal year of the Company shall be established by the Managers and the Managers shall keep the accounting books of the Company on such basis.

Section 9.2 Capital Accounts. An individual capital account (a “Capital Account”) shall be maintained by the Company for each Member to which shall be credited each Member’s Capital Contributions when made and each Member’s share of Company profits and against which shall be charged each Member’s share of Company losses and any distributions made to such Member. Each Capital Account shall be kept by the Members in the manner required under applicable Treasury regulation Section 1.704-1(6)(2)(iv).

Section 9.3 Tax Status. Any provision hereof to the contrary notwithstanding, solely for United States income tax purposes the sole initial Member of the Company hereby recognizes that the Company shall be disregarded as an entity separate from such Member. In the event that additional persons are admitted to the Company as Members, the Company shall thereupon be treated as a partnership for federal income tax purposes.

Section 9.4 Bank Accounts. The Managers may cause one or more accounts to be maintained in a bank (or banks), which accounts shall be used for the payment of the expenditures incurred by the Company in connection with the business of the Company, and in which shall be deposited any and all receipts of the Company. The Managers shall determine the number of and the persons who will be authorized as signatories on each such bank account. The Managers may invest the Company funds in such money market accounts or other investments as the Managers shall determine to be necessary or appropriate.

ARTICLE X.

Dissolution, Liquidation and Termination

Section 10.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

(a) The consent in writing of all the Members.

(b) The adjudication of bankruptcy or insolvency of the Company or the assignment by the Company for the benefit of creditors.

(c) The occurrence of any other event that under the Act causes the dissolution of a limited liability company.

Section 10.2 Liquidation and Termination. Upon dissolution of the Company, the Managers shall appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Company and make final distribution as provided herein. The liquidator shall continue to operate the Company properties with all of the power and authority of the Managers. The steps to be accomplished by the liquidator are as follows:

(a) As promptly as possible after dissolution, the liquidator shall cause a proper accounting to be made of the Company’s assets, liabilities and operations through the end of the day on which the dissolution occurs or the final liquidation is completed, as appropriate.

(b) The liquidator shall pay all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including without limitation the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Company, all remaining assets shall be distributed to the Members. If there are two or more Members at such time, each Member’s Capital Account shall first be adjusted by (i) assuming the sale of the all remaining assets of the Company for cash at their respective fair market values (as determined by an appraiser selected by the liquidator) as of the date of dissolution of the Company and (ii) debiting or crediting each Member’s Capital Account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner such Capital Account would be debited or credited for gains or losses on actual sales of such assets. The liquidator shall then by payment of cash or property (valued as of date of dissolution of the Company at its fair market value by the appraiser selected in the manner provided above) distribute to the Members such amounts as are required to pay the positive balances of their respective Capital Accounts. Such a distribution shall be in cash or in kind as determined by the liquidator.

(c) Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act, and all other applicable laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

(d) Notwithstanding any provision in this Agreement to the contrary, no Member shall be obligated to restore a deficit balance in his or her Capital Account at any time.

(e) Upon completion of the distribution of Company assets as provided herein, the Company shall be terminated and the Manager shall cause Articles of Dissolution to be prepared and filed with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 1.4, and take such other actions as may be necessary to terminate the Company.

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 10.2 shall constitute a complete return to the Members of their respective Membership Interests and all Company property.

ARTICLE XI.

Amendments

The Articles and this Agreement may be amended or repealed, or new Articles or this Agreement may be adopted, only by a written instrument executed by all the Members.

ARTICLE XII.

Miscellaneous

Section 12.1 Giving Notice. Except as otherwise expressly provided in this Agreement, all notices, demands, requests, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be given either (a) in person, (b) by certified or registered mail, return receipt requested, (c) by telefacsimile or similar means (with signed confirmed copy to follow by mail in the same manner as prescribed by clause (b) above) or (d) by expedited delivery service (charges prepaid) with proof of delivery. The Company’s address for notice shall be the principal place of business of the Company. Each Member’s address for notices and other communications shall be that set forth opposite such Member’s name on the signature page hereto. Any Member may change his or her address for notices and communications by giving notice in writing, stating his or her new address for notices, to the Company and any other Member. For purposes of the foregoing, any notice required or permitted to be given shall be deemed to be delivered and given on the date actually delivered to the address specified in this Section 12.1.

Section 12.2. Partition. Each of the Members hereby irrevocably waives for the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

Section 12.3 Entire Agreement. The Articles and this Agreement constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

Section 12.4 No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 12.5 Binding Effect. This Agreement shall be binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

Section 12.6. Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware.

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IN WITNESS WHEREOF, the Company and the undersigned as sole Member of the Company have executed this Agreement as of the date first set forth above.

Address for Notices	MEMBER: Chaparral Steel Investments, Inc.

1209 Orange Street, Wilmington, New Castle County Delaware 19801	By:	/s/ Richard M. Fowler
	Name:	Richard M. Fowler
	Title:	Executive Vice President - Finance

COMPANY: Chaparral Steel Holdings, LLC

1209 Orange Street Wilmington, New Castle County, Delaware 19801	By:	/s/ James R. McCraw
	Name:	James R. McCraw
	Title:	Vice President - Accounting